EX. 9(B)(II)

                         NEUBERGER & BERMAN INCOME FUNDS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A


The Series of Neuberger & Berman Income Funds currently subject to this Agreement are as follows:

Neuberger & Berman Cash Reserves Fund
Neuberger & Berman  Government  Money Fund
Neuberger & Berman High Yield Bond Fund
Neuberger & Berman Limited Maturity Bond Fund
Neuberger  & Berman  Municipal  Money Fund
Neuberger  & Berman  Municipal Securities Fund
Neuberger & Berman Ultra Short Bond Fund




DATED: